As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

ViaCell, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3244816 (I.R.S. Employer Identification No.)

245 First Street
Cambridge, Massachusetts 02142
617-914-3400
(Address of principal executive offices, including zip code)

Options Issued to Former Employees of
Cerebrotec, Inc. and its Subsidiaries in
Connection with the Acquisition of Cerebrotec, Inc.

Amended and Restated 1998 Equity Incentive Plan
(Full title of the plans)

Marc D. Beer
President and Chief Executive Officer
ViaCell, Inc.
245 First Street
Cambridge, Massachusetts 02142
617-914-3400
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Marc A. Rubenstein, Esq.
Paul Laurino, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock, $0.01	7,200,000 shares(1)	$0.30-$10.01(2)	$36,350,246(2)	$4,278
par value per share

Common Stock, $0.01	80,451 shares(1)	$0.95(3)	$76,428(3)	$9
par value per share

Total	7,280,451 shares	___	$36,426,674	$4,287

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. Of the 7,200,000 shares to be registered hereunder, 1,471,000, 48,825, 621,467, 791,438, 70,675 and 1,361,160 are subject to options at exercise prices of $0.30, $0.75, $0.95, $2.00, $4.00 and $5.00 per share, respectively. The offering price of $9.39 per share for the remaining 2,835,435 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq National Market on February 8, 2005.

(3)	The offering price for shares subject to options held by former employees of Cerebrotec, Inc. and its subsidiaries outstanding on the date hereof is the actual exercise price of such options, at $0.95 per share.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     ViaCell, Inc. (the “Registrant”) incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The Prospectus filed by the Registrant on January 21, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-114209), which contains audited financial statements of the Registrant for the latest period for which such statements have been filed;

(b) The Registrant’s Current Report on Form 8-K filed on January 31, 2005; and

(c) The description of the Common Stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 7, 2005 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

     Article VIII of the Registrant’s amended and restated certificate of incorporation provides that the Registrant shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article VIII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

     The Registrant has obtained insurance covering its directors and officers against losses and insuring itself against certain obligations to indemnify its directors and officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article VII of the Registrant’s amended and restated certificate of incorporation provides that, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the company shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit

4.1	Amended and Restated 1998 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

4.2	Sixth Amended and Restated Certificate of Incorporation of ViaCell, Inc. (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

4.3	Amended and Restated By-laws of ViaCell, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers GmbH.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 9th day of February, 2005.

VIACELL, INC.
By:	/s/ Marc D. Beer
	Name:	Marc D. Beer
	Title:	Chief Executive Officer, Director

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Marc D. Beer and Stephen G. Dance, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by ViaCell, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marc D. Beer Marc D. Beer	Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2005
/s/ Stephen G. Dance Stephen G. Dance	Chief Financial Officer (Principal Financial Officer)	February 9, 2005
/s/ Vaughn M. Kailian Vaughn M. Kailian	Director	February 9, 2005
/s/ George Daley, M.D., Ph.D. George Daley, M.D., Ph.D.	Director	February 9, 2005
Ansbert Gadicke, M.D.	Director
/s/ Paul Hastings Paul Hastings	Director	February 9, 2005
/s/ Denise Pollard-Knight Denise Pollard-Knight	Director	February 9, 2005
/s/ James Tullis James Tullis	Director	February 9, 2005
/s/ Jan van Heek Jan van Heek	Director	February 9, 2005

EXHIBIT INDEX

4.1	Amended and Restated 1998 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

4.2	Sixth Amended and Restated Certificate of Incorporation of ViaCell, Inc. (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

4.3	Amended and Restated By-laws of ViaCell, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-114209, and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers GmbH.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).